CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton ETF Trust of our report dated May 18, 2017, relating to the financial statements and financial highlights, which appears in Franklin LibertyQ International Equity Hedged ETF, Franklin LibertyQ Emerging Markets ETF, Franklin LibertyQ Global Dividend ETF and Franklin LibertyQ Global Equity ETF’s Annual Report on Form N-CSR for the period ended March 31, 2017. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton ETF Trust of our report dated May 18, 2017, relating to the financial statements and financial highlights, which appears in Franklin Liberty U.S. Low Volatility ETF, Franklin Liberty Investment Grade Corporate ETF and Franklin Liberty International Opportunities ETF’s Annual Report on Form N-CSR for the period ended March 31, 2017. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2017